SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

October 1, 2009

Date of Report

(Date of Earliest Event Reported)

ZALDIVA, INC.

 (Exact Name of Registrant as Specified in its Charter)

FLORIDA                  000-49652                   65-0773383

(State or other juris-   (Commission File No.)          (IRS Employee

diction of incorporation)

 I.D. No.)

331 East Commercial Blvd.

Ft. Lauderdale, Florida  33334

 (Address of Principal Executive Offices)

(877) 925-3482

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On October 1, 2009, Zaldiva, Inc., a Florida corporation (the “Company”), entered into a Warrant Amendment Agreement (the “Agreement”) with The Human Cash Register, Inc., a Florida corporation (“THCR”), and Jeffrey A. Olweean.   THCR and Mr. Olweean are the holders of the Company’s (i) Warrant Number WZ 0001 granting to THCR the right to purchase up to 300,000 shares of the Company’s common stock at a price of $0.25 per share, exercisable for a period of five years (the “THCR Warrant”); and (ii) Warrant Number WZ 0002 granting to Mr. Olweean the right to purchase up to 1,000,000 shares of the Company’s common stock at a price of $0.25 per share, exercisable for a period of five years (the “Olweean Warrant”) (collectively, the THCR Warrant and the Olweean Warrant shall be referred to herein as the “Warrants”).

Under the terms of the Agreement, the parties agreed to amend the Warrants to decrease the exercise price from $0.25 per share to $0.005 per share.  This amendment was made in light of the significant decline in the Company’s stock price since the date of the Warrants’ initial issuance, in order to promote the further involvement of THRC and Mr. Olweean as valuable consultants to the Company.

The Agreement is attached hereto and incorporated by reference.  See the Exhibit Index, Item 9.01 of this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

Exhibit Description

10

 Warrant Amendment Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALDIVA, INC., a Florida corporation

Date:  October 1, 2009

/s/ Nicole Leigh

                        Nicole Leigh, President